Exhibit (c) 2

GPU News Release
August 24, 2001


                      GPU REPORTS SETTLEMENT IN NEW JERSEY
                           OF MERGER WITH FIRSTENERGY


Morristown, NJ - GPU, Inc. (NYSE: GPU) said that a settlement in its proposed merger with FirstEnergy Corp was submitted today to the administrative law judge hearing the case for the New Jersey Board of Public Utilities (BPU). The major parties to the merger discussions, including Jersey Central Power & Light Company, GPU's electric utility company in New Jersey; FirstEnergy Corp.; the BPU staff; the New Jersey Ratepayer Advocate; Co-Steel Sayreville, Inc.; Independent Energy Producers of New Jersey; Shell Energy Services Co., LLC; and The New Power Company signed the settlement agreement.

GPU, Inc., headquartered in Morristown, NJ, is a registered public utility holding company providing utility and utility-related services to customers throughout the world. GPU serves 4.6 million customers directly through its electric companies -- GPU Energy in the US, GPU Power UK in England, and Emdersa in Argentina. It serves an additional 1.4 million customers indirectly through GPU GasNet, its gas transmission subsidiary in Australia. The company's independent power project business units own interests in and operate seven projects in five countries. GPU's 2000 revenues were $5.2 billion and its total assets were more than $19 billion. GPU's other subsidiaries include MYR Group Inc., GPU Advanced Resources, Inc., GPU Nuclear, Inc., GPU Service, Inc., GPU Telcom Services, Inc. and GPU Diversified Holdings LLC. (http://www.gpu.com)



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